EXHIBIT 21.1
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                              VECTREN UTILITY HOLDINGS, INC.

                                       Subsidiaries

Wholly Owned Subsidiaries:

                                         State of Incorporation/   Doing Business As
Name of Entity                           Jurisdiction
--------------------------------------   -----------------------   ---------------------------
|X|  Southern Indiana Gas and Electric       Indiana               Vectren Energy Delivery of
     Company, Inc.                                                    Indiana, Inc.
|X|  Indiana Gas Company, Inc.               Indiana, Ohio          Vectren Energy Delivery of
                                                                      Indiana, Inc.
|X|  Vectren Energy Delivery of Ohio,        Ohio
     Inc.
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